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EXHIBIT 99.1

ImClone Systems Incorporated Investors: Andrea F. Rabney (646) 638-5058 Stefania Bethlen (646) 638-5058	Media: David M.F. Pitts (646) 638-5058

For Immediate Release

IMCLONE SYSTEMS REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

Reports Significant Revenue and Profitability with Diluted Earnings Per Share of $0.76

        New York, NY—April 27, 2004—ImClone Systems Incorporated (NASDAQ: IMCL) announced today its financial results for the quarter ended March 31, 2004.

        Total revenues for the first quarter of 2004 were $109.6 million as compared with $19.6 million for the first quarter of 2003. Included in first quarter 2004 revenues are four components: license fees and milestone revenues of $67.5 million; manufacturing revenue of $25.5 million; royalty revenue of $7.1 million; and collaborative agreement revenue of $9.5 million.

        Royalty revenue includes $6.8 million representing 39% of Bristol-Myers Squibb's in-market ERBITUX™ (Cetuximab) net sales of $17.5 million. These first quarter 2004 sales have been recorded from the commencement of distribution on February 24, 2004. These in-market sales, reflecting a drop-ship distribution methodology, represent ERBITUX shipments to end-user accounts only, with no wholesaler stocking.

        Total operating expenses for the first quarter of 2004 were $38.8 million as compared with $53.9 million for the first quarter of 2003. Research and development expenses for the first quarter of 2004 were $20.2 million as compared with $39.0 million for the first quarter of 2003. Clinical and regulatory expenses for the first quarter of 2004 were $7.1 million compared with $7.6 million for the first quarter of 2003. Marketing, general and administrative expenses for the first quarter of 2004 were $13.1 million as compared with $7.2 million for the first quarter of 2003. The effective tax rate has been estimated at 10 percent.

        Net income was $62.7 million with basic earnings per common share of $0.83 and diluted earnings per common share of $0.76 for the first quarter of 2004, compared with a net loss of $34.8 million or a loss per basic and diluted common share of $0.47 for the first quarter of 2003.

        "This announcement is very significant for ImClone Systems, as the February 12, 2004 FDA approval of ERBITUX to treat late-stage, metastatic colorectal cancer has allowed us to begin what we believe will be a period of continued profitability," stated Daniel S. Lynch, Chief Executive Officer of ImClone Systems. "We were pleased with the sales of ERBITUX in just over five weeks of product shipments during the quarter, as they appear to indicate that physicians are rapidly integrating this first-of-its-kind antibody into patients' treatment regimens."

        "The fact that the Company was able to achieve such an immediate and significant level of profitability in the first quarter of 2004 is reflective of several unique aspects of the income statement," said Michael J. Howerton, acting Chief Financial Officer of ImClone Systems. "These include the impact on revenues of the recognition of a portion of the $250 million milestone payment from Bristol-Myers Squibb, the absence of substantially all costs related to manufacturing revenue for product shipped during the period as these were expensed prior to product approval, and the expected utilization of significant net operating loss carryforwards and research and development credits."

Conference Call

        ImClone Systems will host a conference call with the financial community to discuss 2004 first quarter financial results, today, April 27, 2004 at 11:00 AM Eastern Time.

        The conference call will be webcast live and may be accessed by visiting ImClone Systems' website at www.imclone.com. A replay of the audio webcast will be available under "Earnings Webcast" in the "Investor Relations" section of the Company's website starting shortly after the call on April 27, 2004.

        Those parties interested in participating via telephone may join by dialing (888) 694-4641, or (973) 935-8512 for calls outside of Canada and the United States. A telephone replay of the conference call will be available shortly after the call until May 4, 2004 at midnight Eastern Time. To access the telephone replay, dial (877) 519-4471 domestically, or (973) 341-3080 for calls outside of Canada and the United States, and enter passcode number 4697335.

About ImClone Systems Incorporated

        ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company's three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems' headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

        Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

        (see attached tables)

IMCLONE SYSTEMS INCORPORATED

Consolidated Statements of Income

(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
Revenues:
License fees and milestone revenues	67,498	10,622
Manufacturing revenue	25,504	—
Royalty revenue	7,145	303
Collaborative agreement revenue	9,470	8,646

Total revenues	109,617	19,571

Operating expenses:
Research and development	20,211	39,040
Clinical and regulatory	7,062	7,647
Marketing, general and administrative	13,124	7,154
Cost of manufacturing revenue	213	—
Other (recoveries) expense	(1,815)	33

Total operating expenses	38,795	53,874

Operating income (loss)	70,822	(34,303)

Other expense, net	1,115	406

Income (loss) before income taxes	69,707	(34,709)
Provision for income taxes	6,971	102

Net income (loss) to common stockholders	$62,736	$(34,811)

Earnings (loss) per common share:
Basic	$0.83	$(0.47)
Diluted	$0.76	$(0.47)
Shares used in calculation of earnings (loss) per share
Basic	75,259	73,653
Diluted	84,833	73,653

IMCLONE SYSTEMS INCORPORATED

Consolidated Condensed Balance Sheets

(Unaudited)
(in thousands)

	March 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$194,563	$56,850
Securities available for sale	92,379	49,498
Other current assets	57,027	16,222

Total current assets	343,969	122,570
Property plant and equipment, net	265,011	245,901
Other assets	13,046	13,124

Total assets	$622,026	$381,595

Liabilities and Stockholders' Deficit
Current liabilities, excluding debt	$138,700	$125,785
Current portion of long-term debt	240,000	—
Deferred revenue, long term	440,877	286,362
Long-term obligations	28	240,041

Total liabilities	819,605	652,188
Stockholders' deficit	(197,579)	(270,593)

Total liabilities and stockholders' deficit	$622,026	$381,595

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  EXHIBIT 99.1
IMCLONE SYSTEMS INCORPORATED Consolidated Statements of Income (Unaudited) (in thousands, except per share data)
IMCLONE SYSTEMS INCORPORATED Consolidated Condensed Balance Sheets (Unaudited) (in thousands)